Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 27, 2009 (September 17, 2009 as to the effects of the retrospective application of Statement of Financial Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”) and FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”) as disclosed in Notes 2, 11 and 20), relating to the consolidated financial statements of BlackRock, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective application of SFAS 160, FSP APB 14-1 and FSP EITF 03-6-1) appearing in the BlackRock, Inc. Current Report on Form 8-K filed on September 17, 2009, which is incorporated by reference in this Current Report on Form 8-K of The PNC Financial Services Group, Inc. (the “Corporation”), in the following Registration Statements of the Corporation:

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Forms S-8 relating to the Corporation’s 1997 Long-Term Incentive Award Plan (formerly the Corporation’s 1987 Senior Executive Long-Term Incentive Award Plan, as amended, the 1992 Long-Term Incentive Award Plan ) (Nos. 33-28828, 33-54960, 333-53806, and 333-110758)

•	Forms S-3 relating to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (Nos. 333-136807 and 333-156345)

•	Forms S-8 relating to the Corporation’s Employee Stock Purchase Plan (Nos. 333-25867 and 333-156540)

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Forms S-8 relating to the Corporation’s Incentive Savings Plan (formerly The PNC Financial Services Group, Inc. Incentive Savings Plan and PNC Retirement Savings Plan) (Nos. 33-25140, 333-03901, 333-65042, and 333-139347)

•	Forms S-8 relating to the Corporation’s Supplemental Incentive Savings Plan and the Corporation and Affiliates’ Deferred Compensation Plan (Nos. 333-18069, 333-65040, and 333-136808)

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Form S-8 relating to the National City Savings and Investment Plan, the Corporation’s Supplemental Incentive Savings Plan, and the Corporation and Affiliates’ Deferred Compensation Plan (No. 333-156886)

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Forms S-3 relating to the shelf registration of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, fully and unconditionally guaranteed, to the extent described therein, by the Corporation (Nos. 333-50651, 333-50651-01, 333-50651-02, 333-50651-03, and 333-50651-04)

•	Form S-8 relating to the Corporation’s 1996 Executive Incentive Award Plan (No. 333-74666)

•	Form S-8 relating to the PFPC Inc. Retirement Savings Plan (No. 333-115388)

•	Form S-8 relating to the Corporation’s Incentive Savings Plan and the PNC Global Investment Servicing Inc. Retirement Savings Plan (formerly the PFPC Inc. Retirement Savings Plan) (No. 333-158087)

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Form S-3 relating to the shelf registration of securities of the Corporation that may be offered for sale from time to time by shareholders of the Corporation who acquired those shares in connection with the Corporation’s acquisition of Harris Williams & Co. (No. 333-130744)

•	Forms S-8 relating to the Corporation’s 2006 Incentive Award Plan (Nos. 333-134169, 333-139345 and 333-143182)

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Form S-3 relating to the shelf registration of debt securities and warrants to be issued by PNC Funding Corp and common stock, preferred stock, purchase contracts, units, warrants, guarantees, and depository shares to be issued by the Corporation (Nos. 333-139912 and 333-139912-01)

•	Form S-3 relating to the shelf registration of capital securities of PNC Capital Trusts E, F, G and H (Nos. 333-139913, 333-139913-04, 333-139913-03, 333-139913-02, and 333-139913-01)

•	Form S-4 relating to the Corporation’s acquisition of National City Corporation (No. 333-155248)

•	Form S-8 relating to various National City plans (No. 333-156527)

•	Form S-4 relating to the Corporation’s acquisition of Sterling Financial Corporation (No. 333-149076)

•	Form S-8 relating to the Sterling Financial Corporation 1996 Stock Incentive Plan (No. 333-149076)

•	Form S-4 relating to Yardville Capital Trust II (Nos. 333-149333 and 333-149333-01)

/s/ Deloitte & Touche LLP
New York, New York January 15, 2010